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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

         We consent to the incorporation by reference in this registration statement of Equity Inns, Inc. on Form S-3 of our report dated January 22, 1998 on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in Equity Inns' Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                    PRICEWATERHOUSECOOPERS LLP

                                    /s/ PRICEWATERHOUSE COOPERS LLP

         Memphis, Tennessee
         September 9, 1998